Calculation of Filing Fee Tables
F-10
NEW PACIFIC METALS CORP
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Equity	Preferred Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
		Other	Subscription Receipts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001531	$ 30,620.00
Fees Previously Paid
			Total Offering Amounts:				$ 200,000,000.00		$ 30,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,040.00
			Net Fee Due:						$ 8,580.00
Offering Note
[1]	1 There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, warrants, units and subscription receipts of the registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed $200,000,000. The Maximum Aggregate Offering Price is estimated solely for the purposes of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	New Pacific Metals Corp.	F-10	333-257344	06/24/2021		$ 21,820.00	Unallocated (Universal) Shelf	Common Shares, Preferred Shares, Debt Securities, Warrants, Units and Subscription Receipts		$ 200,000,000.00
Fee Offset Claims	2	New Pacific Metals Corp.	F-10	333-273541	07/31/2023		$ 220.00	Unallocated (Universal) Shelf	Common Shares, Preferred Shares, Debt Securities, Warrants, Units and Subscription Receipts		$ 200,000,000.00
Fee Offset Sources		New Pacific Metals Corp.	F-10	333-257344		06/24/2021						$ 21,820.00
Fee Offset Sources		New Pacific Metals Corp.	F-10	333-273541		07/31/2023						$ 220.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On June 24, 2021, the registrant initially filed a Registration Statement on Form F-10 (File No. 333-257344) (the "2021 Registration Statement"), which registered an aggregate principal amount of $200,000,000 of common shares, preferred shares, debt securities, warrants, units and subscription receipts to be offered by the registrant from time to time. No securities were sold pursuant to the 2021 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $21,820 that was previously paid in connection with the Registrant's 2021 Registration Statement (File No. 333-257344). The Registrant has terminated or completed any offering that included the unsold securities under the 2021 Registration Statement.

[2]	On July 31, 2023, the registrant initially filed a Registration Statement on Form F-10 (File No. 333-273541) (the "2023 Registration Statement"), which registered an aggregate principal amount of $200,000,000 of common shares, preferred shares, debt securities, warrants, units and subscription receipts to be offered by the registrant from time to time. No securities were sold pursuant to the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $220 that was previously paid in connection with the Registrant's 2023 Registration Statement (File No. 333-273541). The Registrant has terminated or completed any offering that included the unsold securities under the 2023 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A